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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (Nos. 333-41866, 333-40598, and 333-93853) and on Form
S-8 (No. 333-95419) of United Therapeutics Corporation of our report dated July 28, 2000 relating to the financial statements of Cooke Pharma, Inc., which appears in the Current Report on Form 8-K of United Therapeutics Corporation dated March 2, 2001.


/s/ PricewaterhouseCoopers LLP


San Jose, California
March 2, 2001